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                                                                   Exhibit 24.01





                                  POWER OF ATTORNEY


          WHEREAS, Northern States Power Company, a Minnesota corporation (the "Company"), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement relating to the issuance of up to $400 million principal amount of secured or unsecured long-term debt securities of the Company, and one or more amendments (including Post-Effective Amendments) to said Registration Statement; and

          WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

          NOW, THEREFORE, each of the undersigned hereby constitutes and appoints GARY R. JOHNSON, EDWARD J. MCINTYRE and JOHN P. MOORE, JR., and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to any registration statement or amendments thereto relating to the issuance of up to $400 million principal amount of secured or unsecured long-term debt securities, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands the 24th day of June, 1998.



/s/                                     /s/
------------------------------          -----------------------------------
James J. Howard, Principal              Richard M. Kovacevich, Director
Executive Officer & Director

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/s/                                     /s/
------------------------------          -----------------------------------
H. Lyman Bretting, Director             Douglas W. Leatherdale, Director


/s/                                     /s/
------------------------------          -----------------------------------
David A. Christensen, Director          Margaret R. Preska, Director


/s/                                     /s/
------------------------------          -----------------------------------
W. John Driscoll, Director              A. Patricia Sampson, Director


/s/                                     /s/
------------------------------          -----------------------------------
Giannantonio Ferrari, Director          Roger D. Sandeen, Principal
                                        Accounting Officer


/s/
------------------------------
Edward J. McIntryre, Principal
Financial Officer


STATE OF MINNESOTA)
                  ) ss.
COUNTY OF WASHINGTON)

          On this 24th day of June, 1998, before me, John P. Moore, Jr. a Notary Public in and for said County and State, personally appeared each of the above-named directors and officers of Northern States Power Company, a Minnesota corporation, and known to me to be the persons whose names are subscribed to the foregoing instrument, and each person acknowledged to me that he or she executed the same as his or her own free act and deed.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed THE official seal on the date above set forth.

[Notary Seal]

/s/
------------------------------
John P. Moore, Jr.